UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §204.14a-12

Community Financial Shares, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FINANCIAL SHARES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 29, 2006

To the Stockholders of COMMUNITY FINANCIAL SHARES, INC.:

You are cordially invited to attend a special meeting of stockholders of COMMUNITY FINANCIAL SHARES, INC. (the “Company”) to be held on Wednesday, November 29, 2006, at 10:00 a.m., local time, at Community Bank-Wheaton/Glen Ellyn (the “Bank”,) 357 Roosevelt Rd., Glen Ellyn, Illinois.

A proxy statement and form of proxy for the special meeting accompany this notice. The special meeting is for the purpose of considering and acting upon approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock.

Your Board of Directors recommends that you vote in favor of the proposal set forth in the accompanying proxy statement.

Only stockholders of record at the close of business on October 19, 2006 may vote at the special meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the special meeting, please act promptly by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. As described more fully in the accompanying proxy statement, if you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing.

By Order of the Board of Directors,

/s/ Christopher P. Barton
Christopher P. Barton
Secretary

November 2, 2006

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, IL 60137

PROXY STATEMENT FOR SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2006

The Board of Directors (the “Board” of Community Financial Shares, Inc. (the “Company”)) is soliciting your proxy for use at the 2006 Special Meeting of Stockholders to be held on November 29, 2006. You are receiving this proxy statement and proxy card from us because you were an owner of record of shares of common stock in Community Financial Shares, Inc. as of October 19, 2006, the record date for the upcoming special meeting of stockholders to be held on November 29, 2006. This proxy statement describes the proposal on which we would like you to vote at the special meeting. It also gives you information so that you can make an informed voting decision. We first mailed this proxy statement and the form of proxy to stockholders on or about November 2, 2006.

Community Financial Shares, Inc. is a bank holding company, which serves the financial needs of the communities of Wheaton and Glen Ellyn, Illinois. It is the parent company of Community Bank–Wheaton/Glen Ellyn, an Illinois state bank located in Wheaton and Glen Ellyn, Illinois. The Company’s headquarters are located at 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

We will hold the special meeting at Community Bank-Wheaton/Glen Ellyn, 357 Roosevelt Road, Glen Ellyn, Illinois, at 10:00 a.m., local time, on November 29, 2006.

Who Can Vote

Record holders of the Company’s common stock at the close of business on October 19, 2006 are entitled to notice of and to vote at the meeting. On the record date, 687,164 shares of common stock were issued and outstanding and held by approximately 525 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the special meeting, either in person or by proxy.

Quorum for the Meeting

A quorum of stockholders is necessary to take action at the special meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting. The Inspectors of Election will determine whether a quorum is present at the special meeting. The Inspectors of Election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. As the proposal that will be submitted is a non-routine matter, some brokers may not have authority to vote the shares without direction from the stockholder who owns the shares. The effect of a broker non-vote is a vote against the proposal. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

With respect to the proposed amendment to the Company’s Certificate of Incorporation, Delaware law requires that a majority of the outstanding common shares be voted in favor of the amendment.

You are entitled to one vote for each share you own on the record date on each matter to be considered at the meeting. A broker or other nominee may not have discretionary authority to vote shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions, so it is very important that you provide voting direction if your shares are held by a broker or nominee.

In all other matters other than the election of directors, any proxy marked “abstain” will have the effect of a vote against the proposal.

How You Can Vote

You may attend the special meeting and vote your shares in person. You also may choose to vote by mail by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of the proposal presented at the special meeting.

If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the special meeting. Because broker non-votes will be counted as votes against the proposal, it is very important that you provide voting direction to your broker or other record holder, or obtain a proxy from the record holder.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the special meeting by any of the following methods:

•	Submitting a later-dated proxy by mail.

•	Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the meeting to:

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

Telecopy: 1-630-545-0399

Attention: Secretary

•	Attending the special meeting and voting in person. Your attendance at the special meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the special meeting.

Costs of Solicitation

The Company will pay the costs of soliciting proxies. In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

PROPOSAL – APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

At a meeting of the Board of Directors held on October 18, 2006, the Board of Directors unanimously approved and is recommending to the Company’s stockholders for approval an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) that would increase the number of authorized shares of common stock from the 900,000 shares presently authorized to 5,000,000 shares. The Board also approved a two-for-one split of the Company’s common stock, subject to stockholder approval of the Charter Amendment. Without the increase in authorized shares from the Charter Amendment, there would be an insufficient number of shares to effect the stock split.

At the same meeting, the Board of Directors unanimously approved, subject to stockholder approval of the Charter Amendment, an amendment to the Company’s Non-Qualified Stock Option Plan (the “Plan”) that would increase the total number of shares of common stock authorized to be subject to options granted under the Plan from 45,000 shares presently authorized to 100,000 shares. The additional shares will be used for normal corporate purposes, including grants to new and current officers, employees, directors and agents.

As approved by the Board, subject to stockholder approval at the special meeting, Article Four of Community Financial Shares, Inc.’s Certificate of Incorporation would be amended to read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is five million (5,000,000); all of such shares shall be shares of Common Stock, without par value.”

Purpose of the Charter Amendment

The Certificate of Incorporation currently authorizes the issuance of up to 900,000 shares of common stock, no par value. As of the record date, the Company had 687,164 shares outstanding leaving 212,836 shares of common stock authorized, unissued and available for other corporate purposes. The number of unissued shares is insufficient to effect a two-for-one stock split. Approval of the proposed Charter Amendment, after giving effect to the stock split, would result in 1,374,328 shares issued and outstanding and 42,450 shares reserved for issuance upon exercise of outstanding options. After giving effect to the amendment to the Company’s non-qualified stock option plan, a total of 100,000 shares would be reserved for issuance under that plan, leaving a total of 57,995 shares unreserved and available for future issuances.

The additional shares of common stock created by the Charter Amendment will be available for issuance without further action by the stockholders unless applicable law or the rules of any stock exchange on which our securities may then be listed require stockholder action. At present, the

Company’s securities are not listed on any exchange. The Company does not have any present plans to apply for listing on any exchange.

The Board of Directors considers the proposed increase in the number of authorized shares to be in the best interests of the Company and its stockholders. The increase in number of outstanding shares could result in a broader market for the Company’s stock. In addition, the Board believes the Company and its stockholders would benefit from having sufficient shares available for issuance in connection with potential acquisitions, financings, employee benefits and for other general corporate purposes. In many of these situations, prompt action may be required, and having to seek stockholder approval for additional authorized shares could result in a lost opportunity for the Company. Similarly, the additional authorized shares would permit future declarations of stock splits or stock dividends. The Company has no present plans to use the additional authorized shares for any of these purposes, other than the two-for-one stock split already approved by the Board.

The reason for increasing the number of authorized shares is not for anti-takeover purposes. Nevertheless, securities rules require disclosure of charter provisions that could have an anti-takeover effect. By issuing additional shares, the Board could place stock in friendly hands, which could delay or deter a takeover of the Company.

Each share of common stock has the same rights and is identical in all respects with each other share of common stock. Newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares currently outstanding. Under Delaware law stockholders do not have preemptive rights to purchase subsequently issued shares of common stock, and do not have dissenters rights in connection with the Charter Amendment.

If adopted, the amendment to our Certificate of Incorporation will be effective at the close of business on the date of filing the amendment with the Delaware Secretary of State. We anticipate that filing will occur on November 29, 2006. Stockholders of record at the close of business on December 11, 2006 would receive an additional stock certificate, with no par value, representing one additional share of our common stock for each share held. Stockholders do not need to return certificates issued prior to those dates; the existing certificates will represent the same number of shares. We anticipate that the additional stock certificates will be mailed on or about December 27, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

VOTING SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 16, 2006, the Company had 687,164 shares of common stock issued and outstanding and held by approximately 525 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the special meeting, either in person or by proxy.

(a)	Security Ownership Of Certain Beneficial Owners

The Company knows of no persons or groups that are beneficial owners of more than five percent of the outstanding common stock.

(b)	Security Ownership Of Management

The following table indicates, as of October 16, 2006, the number of shares of common stock beneficially owned by each director of the Company, the Named Executive Officers of the Company, and all directors and executive officers of the Company as a group.

SECURITY OWNERSHIP OF MANAGEMENT

	Common Stock Beneficially Owned on October 16, 2006
Name of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
William F. Behrmann(7)	3,835	0.56%
Penny A. Belke, DDS(1)(7)	1,656	0.24%
H. David Clayton, DVM(2)(7)	12,679	1.85%
Raymond A. Dieter, Jr., MD(3)(7)	21,367	3.11%
Donald H. Fischer(7)	26,696	3.88%
Harold Gaede(1)(4)(7)	3,763	0.55%
Robert F. Haeger	1,150	0.17%
Mary Beth Moran(1)(7)	737	0.11%
Joseph S. Morrissey, DDS(5)(7)	23,284	3.39%
John M. Mulherin(6)(7)	4,409	0.64%
Christopher P. Barton(1)	9,811	1.43%
Scott W. Hamer(1)	775	0.11%
William W. Mucker(1)	1,075	0.16%
All Directors and Executive Officers as a Group (13 Persons)	111,237	16.19%

(1)	Includes shares issuable pursuant to stock options currently exercisable within 60 days of October 16, 2006 as follows: Dr. Belke, 150 shares; Mr. Haeger, 150 shares; Mrs. Moran, 300 shares; Mr. Barton, 250 shares; Mr. Hamer, 475 shares; Mr. Mucker, 475 shares.

(2)	Includes 6,220 shares held in a trust of which Dr. Clayton is trustee.

(3)	Includes 1,388 shares held in a trust of which Dr. Dieter is trustee.

(4)	Includes 3,426 shares held in a trust of which Mr. Gaede is trustee.

(5)	Includes 14,678 shares held in joint tenancy of which Dr. Morrissey has shared investment and voting power. Also includes 3,950 shares held in an employee retirement plan.

(6)	Includes 1,456 shares held in joint tenancy of which Mr. Mulherin has shared investment and voting power and 604 shares held by Mr. Mulherin’s spouse in an IRA.

(7)	Includes 237 shares held in Lakeside Partners, a partnership of nine directors, of which each director holds 1/9 ownership interest.

(c)	Changes in Control

Management of the Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals will be considered timely and may be eligible for presentation at the Company’s 2007 Annual Meeting if they are received by the Company at 357 Roosevelt Road, Glen Ellyn, Illinois 60137 in the form of a written notice no later than December 8, 2006. If a stockholder intends to present a proposal for consideration at the 2007 Annual Meeting outside the processes of SEC Rule 14a-8, we must receive notice of such proposal not later than February 21, 2007. Otherwise the proposal will be considered untimely. In addition, our proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the special meeting other than the matters described in the notice of special meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

/s/ Christopher P. Barton
Christopher P. Barton
Secretary

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR A

SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 29, 2006

PLEASE COMPLETE, DATE, SIGN AND MAIL THE

DETACHED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

DETACH PROXY CARD HERE

By signing this proxy card you acknowledge receipt of the Notice of A Special Meeting of Stockholders to be held November 29, 2006 and the Proxy Statement dated November 2, 2006. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. As described more fully in the accompanying proxy statement, you may revoke this proxy by submitting a later-dated proxy or written notice, or by attending the Special Meeting and voting your shares in person.

Dated , 2006

(Please sign here)

Please sign exactly as your name/s appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized office. If a partnership, please sign in partnership made by authorized partner.

COMMUNITY FINANCIAL SHARES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 29, 2006

The undersigned hereby appoints Donald H. Fischer, Harold W. Gaede and H. David Clayton, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Special Meeting of Stockholders of COMMUNITY FINANCIAL SHARES, INC. to be held November 29, 2006, and at any adjournments thereof, on the following proposals:

1. Approval of an Amendment to the Company’s Certificate of Incorporation Increasing The Number of Authorized Shares of Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Special Meeting or any adjournment of the Special Meeting. As of October 19, 2006, Community Financial Shares, Inc. does not know of any such other matters to be presented at the Special Meeting.

You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted by the proxies unless you sign date and return this card.

SEE REVERSE SIDE